Exhibit 3.1

BY-LAWS

OF

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(the “By-Laws”)

As amended and restated on ~~May 15, 2012~~February 8, 2013

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Allscripts Healthcare Solutions, Inc. (the “Corporation”) shall be in Wilmington, New Castle County, Delaware.

Section 2. Principal Office. The Corporation shall have its principal office at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois, and it may also have offices at such other places as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of the members of the Board of Directors (the “Directors” and each a “Director”) and for the transaction of such other business as may properly come before the meeting shall be held each year at such place and on such date and at such time as may be fixed from time to time by resolution approved by a majority of the Board of Directors.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting, or any supplement thereto, given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (3) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1 of Article II.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the secretary of the Corporation not less than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting.

(c) To be in proper written form, a stockholder’s notice to the secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and any Stockholder Associated Person (as defined below) if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such Stockholder Associated Person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and Stockholder Associated Person, if any, as of the record date for voting at the meeting not later than ten days after the record date for voting at the meeting), (v) a description of all arrangements or understandings between such stockholder or such Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or such Stockholder Associated Person in such business and (vi) a representation that such stockholder or such Stockholder Associated Person intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. “Stockholder Associated Person” shall mean, with respect to any stockholder: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person that is acting in concert with such Stockholder Associated Person.

(d) Irrespective of anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1 of Article II. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1 of Article II, and if it is so determined, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board of Directors (the “Chairman”) or the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with the provisions of Section 5 of Article II of these By-Laws.

Section 3. Stockholder Action; How Taken. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by the stockholders.

Section 4. Place of Meeting; Participation in Meetings by Remote Communication.

(a) The Board of Directors may designate any place, either within or without Delaware, as the place of meeting for any annual or special meeting. In the absence of any such designation, the place of meeting shall be the principal office of the Corporation designated in Section 2 of Article I of these By-Laws.

(b) The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 5. Notice of Meetings. Notice stating the place, if any, day and hour of the meeting, the means of remote communication, if any, by which proxyholders and stockholders may be deemed to be present and vote at such meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation, if required by applicable law, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, by or at the direction of a majority of the Board of Directors, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mails in a sealed envelope addressed to the stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

Section 6. Record Date. For the purpose of determining (a) stockholders entitled to notice of or to vote at any meeting of stockholders, or (b) stockholders entitled to receive payment of any dividend or (c) stockholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date, in the case of clauses (a) and (c): (i) to be not more than sixty (60) days and not less than ten (10) days; or (ii) in the case of a merger or consolidation not less than twenty (20) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

Section 7. Quorum. The holders of not less than one-third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person, by remote communication or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

~~When a quorum is present at any meeting~~Section 8. Required Vote.

(a) In all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power present in person, by remote communication or represented by proxy and entitled to vote on ~~the subject matter shall be required to approve any question (which, for the avoidance of doubt, does not include the election of directors) brought before such meeting~~such matter shall be the act of the stockholders, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question~~.~~ ;

(b) Each director shall be elected by vote of a majority of the votes cast with respect to that director’s election in person, by remote communication or by proxy and entitled to vote on the election of directors. Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at such meeting as of the meeting’s record date, then each director shall be elected by a plurality of the votes cast in person, by remote communication or represented by proxy and entitled to vote on the election of directors. For purposes of this Section 8(b), “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Section 8. Procedure. The order of business and all other matters of procedure at every meeting of stockholders shall be determined by the chairman of the meeting. The Board of Directors shall appoint one or more inspectors of election to serve at every meeting of stockholders at which Directors are to be elected.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Terms. The number of Directors shall be fixed from time to time as provided in Article SEVENTH, Section 1 of the Certificate of Incorporation. At each annual meeting of stockholders of the Corporation, Directors shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the immediately following year and until his or her successor is duly elected or his or her earlier resignation or removal.

As used in these By-Laws, ~~the term the “majority of the entire Board of Directors” means the majority of the total number of Directors which the Corporation would have if there were no vacancies,~~ the term “majority of the Board of Directors” means the majority of the Directors present and voting~~, the term “Supermajority Vote” means the approval of the Board of Directors by the affirmative vote of no less than a two-thirds majority of the entire Board of Directors, and the term “Eclipsys Closing” means the date on which the transactions contemplated by the Agreement and Plan of Merger (as may be amended from time to time, the “Eclipsys Merger Agreement”) among the Corporation, Arsenal Merger Corp. and Eclipsys Corporation, dated as of June 9, 2010 were consummated~~.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Nominating and Governance Committee, or by any stockholder entitled to vote in the election of Directors generally.

Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if (i) such stockholder is a stockholder of record on the date of the giving of the notice provided for in this Section 1 of Article III and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) such stockholder complies with the notice procedures set forth in this Section 1 of Article III. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

To be timely, written notice of such stockholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days nor earlier than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders called for the purpose of electing Directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders.

To be in proper written form, a stockholder’s notice to the secretary of the Corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the Securities and Exchange Commission; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and any Stockholder Associated Person on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such Stockholder Associated Person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and Stockholder Associated Person, if any, as of the record date of the meeting not later than 10 days after the record date for the meeting), (iv) a description of all arrangements or understandings between such stockholder or such Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (vi) any other information relating to such stockholder or such Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the Securities and Exchange Commission. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 1 of Article III. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. Newly Created Directorships and Vacancies. Except as may otherwise be fixed by resolution approved by a majority of the Board of Directors pursuant to the provisions of Article IV hereof relating to the rights of the holders of Preferred Stock and except as set forth in Article SEVENTH, Section 6(g) of the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, though less than a quorum, or by a sole remaining Director. Any Director appointed in accordance with the preceding sentence or Article SEVENTH, Section 6(g) of the Certificate of Incorporation shall hold office for a term expiring at the annual meeting of the stockholders following such Director’s appointment and until his or her successor is duly elected or his or her earlier resignation or removal.

Section 3. Removal. Subject to the provisions in these By-Laws and the rights of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power present in person, by remote communication or represented by proxy.

Section 4. Chairman. The Board of Directors may appoint a Chairman from time to time, who shall be an independent director of the Corporation. The Chairman, or in his or her absence, the chief executive officer of the Corporation (the “CEO”), shall preside at all meetings of the stockholders of the Corporation and the Board of Directors and in general shall perform all other duties incident to the office of Chairman. The Chairman shall have such other duties and responsibilities shall be assigned to the Chairman by the Board of Directors.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or the CEO or by an officer of the Corporation upon the request of the majority of the ~~entire Board of~~ Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 7. Actions of Board. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Action by Telephonic Communications. Members of the Board of Directors shall be entitled to participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 9. Notice; Time of Meeting. Notice of every regular and every special meeting of the Board of Directors shall be given at least twenty-four (24) hours before the meeting by telephone, by personal delivery, by commercial courier, by mail, by facsimile transmission, by e-mail or other means of electronic transmission. Notice shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 10. Quorum. A majority of the ~~entire Board of~~ Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of the ~~entire Board of~~ Directors then in office are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time until a quorum is obtained without further notice. The act of the majority of the Board of Directors at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Certificate of Incorporation or the By-Laws of the Corporation.

Section 11. Compensation. Directors who are also full time employees of the Corporation or an affiliate thereof shall not receive any compensation for their services as Directors but they may be reimbursed for reasonable expenses of attendance. By resolution approved by a majority of the Board of Directors, all other Directors may receive either an annual fee or a fee for each meeting attended, or both, and expenses of attendance, if any, at each regular or special meeting of the Board of Directors or of a committee of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be a CEO, a president, a chief operating officer (if elected by the Board of Directors), a chief financial officer, an executive vice president (if elected by the Board of Directors), one or more vice presidents (the number thereof to be determined by the Board of Directors), a treasurer, a secretary and such other officers as may be elected in accordance with the provisions of this Article IV.

Section 2. Election and Term of Office. The other officers of the Corporation shall be designated annually by resolution approved by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by resolution approved by a majority of the ~~entire~~ Board of Directors may be removed and replaced by resolution approved by a majority of the ~~entire~~ Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed~~; provided, that for a period of three (3) years from the date of the Eclipsys Closing, the CEO at the time of the Eclipsys Closing may be removed as the CEO with or without cause only upon the approval of the Board of Directors by a Supermajority Vote~~.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by resolution approved by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer. The CEO of the Corporation shall be determined by the Board of Directors and shall report to the Board of Directors. ~~Subject to his annual election to the Board of Directors, the CEO shall serve as a Director for a term of three (3) years from the date of the Eclipsys Closing in accordance with the terms of the Eclipsys Merger Agreement and these By-Laws, or until the earlier of his death, resignation or removal~~The CEO may also serve as the president of the Corporation. The CEO shall provide overall direction and administration of the business of the Corporation, establish basic policies within which the various corporate activities are carried out, guide and develop long range planning and evaluate activities in terms of objectives. He may sign with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, if such additional signature is necessary under the terms of the instrument document being executed or under applicable law, stock certificates of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and execution thereof shall be required by law to be otherwise signed or executed, and he may execute proxies on behalf of the Corporation with respect to the voting of any shares of stock owned by the Corporation. The CEO shall have the power to:

(a) designate management committees of employees deemed essential in the operations of the Corporation, its divisions or subsidiaries, and appoint members thereof, subject to the approval of a majority of the Board of Directors;

(b) appoint certain employees of the Corporation as vice presidents of one or several divisions or operations of the Corporation, subject to the approval of a majority of the Board of Directors; provided, however, that any vice president so appointed shall not be an officer of the Corporation for any other purpose; and

(c) appoint such other agents and employees as in his judgment may be necessary or proper for the transaction of the business of the Corporation and in general shall perform all duties incident to the office of chief executive.

Section 6. President. If the CEO is not also serving as the president, the president shall have the duties and responsibilities set forth in this Article IV, Section 6. The president shall assist in establishing basic policies within which the various corporate activities are carried out, guiding and developing long range planning and evaluating activities in terms of objectives. He may sign with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, if such additional signature is necessary under the terms of the instrument document being executed or under applicable law, stock certificates of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and execution thereof shall be required by law to be otherwise signed or executed, and he may execute proxies on behalf of the Corporation with respect to the voting of any shares of stock owned by the Corporation. The president shall perform such other duties as may be prescribed by the CEO.

Section 7. Chief Operating Officer. The Board of Directors may elect a chief operating officer, who, if elected, shall in general be in charge of all operations of the Corporation and shall direct and administer the activities of the Corporation in accordance with the policies, goals and objectives established by the Chairman, the CEO, the president and the Board of Directors. The chief operating officer shall perform such other duties as may be prescribed by the CEO.

Section 8. Chief Financial Officer. Except as otherwise determined by the Board of Directors, the chief financial officer shall be the chief financial officer of the Corporation. The chief financial officer shall have the power to:

(a) charge, supervise and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation;

(b) render to the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as chief financial officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

(c) require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

(d) perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the Chairman or as may be prescribed by the CEO.

Section 9. Executive Vice President. The Board of Directors may elect one or several executive vice presidents. Each executive vice president shall report to either the CEO or the president as determined in the corporate organization plan established by the Board of Directors. The executive vice president shall direct and coordinate such major activities as shall be delegated to him by his superior officer in accordance with policies established and instructions issued by his superior officer or the CEO.

Section 10. Vice President. The Board of Directors may elect one or several vice presidents. Each vice president shall report to either the CEO, the president or the executive vice president as determined in the corporate organization plan established by the Board of Directors. Each vice president shall perform such duties as may be delegated to him by his superior officers and in accordance with the policies established and instructions issued by his superior officer or the CEO. The Board of Directors may designate any vice president as a senior vice president and a senior vice president shall be senior to all other vice presidents and junior to the executive vice president. In the event there is more than one senior vice president, then seniority shall be determined by and be the same as the annual order in which their names are presented to and acted on by the Board of Directors.

Section 11. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the CEO, president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 12. Assistant Treasurer. The assistant treasurer (or, if more than one, the assistant treasurers) shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13. Secretary. The secretary shall: (a) keep the minutes of the stockholders’ and the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws or as required by law; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the Chairman, president, or a vice president, stock certificates of the Corporation, the issue of which shall have been authorized by resolution approved by the majority of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the CEO, president or by the Board of Directors.

Section 14. Assistant Secretary. The assistant secretary (or, if more than one, the assistant secretaries) shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

COMMITTEES

The Board of Directors may, pursuant to these By-Laws or by resolution approved by the majority of the Board of Directors, designate one or more committees, which, to the extent provided in these By-Laws or by resolution, to the fullest extent permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. These committees shall include, but are not limited to, an Audit Committee, a Nominating and Governance Committee, a Compensation Committee and such other committees as determined by the Board of Directors.

ARTICLE VI

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”.

ARTICLE VII

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the laws of the State of Delaware, waiver thereof, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation and the By-Laws, these By-Laws may be altered, amended or repealed with the affirmative vote of the majority of the ~~entire Board of Directors; provided, that until the three-year anniversary of the date of the Eclipsys Closing, each of Article IV, Section 5 of these By-Laws, the proviso set forth in Article IV, Section 3 of these By-Laws and the definition of~~

~~“Supermajority Vote” set forth in Article III, Section 1 of these By-Laws may be amended by the Board of Directors, or waivers therefrom granted by the Board of Directors, in the manner prescribed by statute, only upon the approval of the Board of Directors by a Supermajority Vote~~Board of Directors.